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                                 Exhibit 10.19
                                 -------------

                          C.D. SMITH HEALTHCARE, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN
                       AMENDMENT DATED ____________, 1998

     This Amendment is adopted the ____ day of ____________, 1998, by and between C.D. Smith Healthcare, Inc. (hereinafter the "Company") and George K. Baum Trust Company (hereinafter the "Trustee");

     WHEREAS, the Company and the Trustee heretofore entered into the C.D. Smith Drug Company Employee Stock Ownership Plan (the "Plan"); and

     WHEREAS, pursuant to the terms of the Plan, the Company reserved the right to amend the Plan from time to time in its discretion; and

     WHEREAS, the Company now desires to amend the Plan to reflect the initial public offering and listing of its stock on the New York Stock Exchange, the change of its name and the name of the Plan, and to make certain other changes to the Plan.

     NOW, THEREFORE, in consideration of these premises, the Plan is hereby amended as follows, effective upon adoption of the Amendment unless otherwise noted:

     1. Section 1.01 is deleted in its entirety and a new Section 1.01 is added to read as follows:

          1.01 "Plan" means the retirement plan established and continued by the Employer in the form of this Agreement, designated as the C.D. SMITH HEALTHCARE, INC. EMPLOYEE STOCK OWNERSHIP PLAN. The Employer has designed this Plan to invest primarily in Employer Securities.

     2. Section 1.02 is deleted in its entirety and a new Section 1.02 is added to read as follows:

          1.02 "Employer" means C.D. Smith Healthcare, Inc., and any employer that, with the consent of C.D. Smith Healthcare, Inc. adopts this Plan for the benefit of its eligible Employees.

     3. Section 1.06 is deleted in its entirety and a new Section 1.06 is added to read as follows:

          1.06 "Employee" means any employee of an Employer. Notwithstanding anything in this Plan or any other communication, documentation, or anything else, the only employees who may be eligible if they otherwise meet the eligibility requirements of the Plan shall be persons classified by the Employer as common-law employees and who are on the W-2 payroll of the Employer. However, such term excludes any person classified by the Employer as an independent contractor or contract employee. Such exclusion shall apply regardless of whether or not
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          such persons are on the W-2 payroll of the Employer. This limitation on the definition of Employee shall be controlling for purposes of this Plan, regardless of whether or not the person is later determined by the Internal Revenue Service, other agency, arbitrator or a court to be a common-law employee of the Employer. Notwithstanding anything in this Plan or any other communication, documentation, or anything else, the only employees who may be eligible if they otherwise meet the eligibility requirements of the Plan shall be persons classified by the Employer as common-law employees and who are on the W-2 payroll of the Employer. However, such term excludes any person classified by the Employer as an independent contractor or contract employee. Such exclusion shall apply regardless of whether or not such persons are on the W-2 payroll of the Employer. This limitation on the definition of Employee shall be controlling for purposes of this Plan, regardless of whether or not the person is later determined by the Internal Revenue Service, other agency, arbitrator or a court to be a common-law employee of the Employer.

     4. Section 1.19 is deleted in its entirety and a new Section 1.19 is added to read as follows:

          1.19 "Trust Fund" means all property of every kind held or acquired by the Employer's Plan, other than incidental benefit insurance contracts. This Plan creates a single Trust for all Employers participating under the C.D. SMITH HEALTHCARE, INC. EMPLOYEE STOCK OWNERSHIP PLAN. However, the Trustee will maintain separate records of account in order to reflect properly each Participant's Accrued Benefit derived from each participating Employer.

     5. Section 1.28 is deleted in its entirety and a new Section 1.28 is added to read as follows:

          1.28 Leased Employees. The Plan does not treat a Leased Employee as an Employee of the Employer. A Leased Employee is an individual (who otherwise is not an Employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code Section 144(a)(3)) on a substantially full time basis for at least one year and who is subject to the primary direction and control of the Employer.

     6. A new paragraph is added at the end of Section 2.01 to read as follows:

          If a Leased Employee who is not a Participant becomes eligible to participate in the Plan by reason of a change in employment classification, he will participate in the Plan immediately if he has satisfied the eligibility conditions of Section 2.01 and would have been a Participant had he not been an Excluded Employee during his period of Service. Furthermore, the Plan takes into account all of the

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          Participant's included Years of Service with the Employer as a Leased
          Employee for purposes of vesting credit under Article V.

     7. Section 9.11[E] is deleted in its entirety. Section 9.11[F] is renumbered as Section 9.11[E].

     8. The third full paragraph of Section 10.03(A)(1) is deleted in its entirety and a new third paragraph is added to Section 10.03(A)(1) to read as follows:

          In the event an offer shall be received by the Trustee for the sale or other disposition of other Employer Securities owned by the Trust, whether such offer shall be in the form of cash in exchange for Employer Securities pursuant to a proposed purchase and sale, or for cash and/or other property pursuant to a proposed transfer, exchange, merger, consolidation or otherwise, the Advisory Committee shall direct the Trustee with respect to whether or not to accept such offer and to engage in such sale or other disposition of Employer Securities, provided that the consideration to be received by the Trust as a result of such sale or other disposition must be at least equal to the fair market value of such Employer Securities as determined by an independent appraiser so long as such securities are not readily tradable on an established securities market, as of the date of such sale or other disposition (as determined in good faith by the Advisory Committee and the direction). In the event the Trustee is unable to make payments of principal and/or interest on a Exempt Loan when due, the Advisory Committee may direct the Trustee to sell any Leveraged Securities that have not yet been allocated to Participants' Employer Securities Accounts or to obtain another Exempt Loan in an amount sufficient to make such payments.

     9. Section 10.08 is deleted in its entirety and a new Section 10.08 is added to read as follows:

          10.08 Distribution of Trust Funds; Valuation of Employer Securities. The Trustee will make all distributions of benefits under the Plan in Employer Securities valued at fair market value at the time of the distribution unless a special valuation is required. The Trustee will pay in cash any fractional security share to which a Participant or his Beneficiary is entitled. In the event the Trustee is to make a distribution in shares of Employer Securities, the Trustee may apply any balance in a Participant's General Investments Account to provide whole shares of Employer Securities at the then fair market value.

          If the Employer's charter or bylaws restrict ownership of substantially all shares of Employer Securities to Employees and the trust, as described in Code Section 409(h)(2), the Trustee will make the distribution of a Participant's Accrued Benefit entirely in cash.

          Notwithstanding the proceeding provisions of this Section 10.08, the Trustee, if directed in writing by the Advisory Committee, will pay, in cash, any cash

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          dividends on Employer Securities allocated, or allocable to
          Participants' Employer Securities Accounts, irrespective of whether a Participant is fully vested in his Employer Securities Account. The Advisory Committee's direction must state whether the Trustee is to pay the cash dividend distributions currently, or within the 90 day period following the close of the Plan Year in which the Employer pays the dividends to the Trust. The Advisory Committee may request the Employer to pay dividends on Employer Securities directly to Participants.

     10. Section 10.15 is deleted in its entirety and a new Section 10.15 is added to read as follows:

          10.15 Participant Voting Direction Rights-Employer Securities. With respect to the voting of Employer Securities which are not part of a registration-type class of securities (as defined in Code Section 409(d)(4)), a Participant has the right to direct the Trustee regarding the voting of such Employer Securities allocated to his Employer Securities Account with respect to any corporate matter which involves the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as the Treasury may prescribe in regulations. As to any Employer Securities allocated to the Participant's Employer Securities Account which are part of a registration-type class of securities or any Employer Securities which were acquired with the proceeds of a securities acquisition loan (as defined in Section 133(b) of the Code) made after July 10, 1989, the voting direction rights provided in this Section 10.15 extend to all corporate matters requiring a vote to stockholders. The Advisory Committee shall direct the Trustee with respect to the voting of Employer Securities which are not part of a registration-type class of securities and which either are held by the suspense account (and not allocated to individual Participant Employer Securities Accounts) and Employer Securities or are so allocated but which are not directed as to voting by the respective Participants. As to any shares which are part of a registration-type class of securities, shares allocated to the accounts of Participants who have not timely instructed the Trustee how to vote them and any unallocated shares will be voted in the same proportions as the shares for which the Trustee has received timely instructions.

     11. Section 6.02 is deleted in its entirety and a new Section 6.02 is added to read as follows:


          6.02. Method of Payment of Accrued Benefit. Subject to the annuity distribution requirements, if any, prescribed by Section 6.04, and any restrictions prescribed by Section 6.03, a Participant or Beneficiary may elect distribution as follows, subject to Section 10.08, and the other applicable rules herein:

          (i) If the Participant's benefit is $3,500 or less, the Trustee will pay the entire benefit in cash in one lump sum payment as soon as administratively

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       practicable after the first day of the third month of the Plan Year following the Plan Year in which the Participant separates from service.

(ii) If the Participant's benefit is greater than $3,500, unless the Participant elects to receive a lump sum distribution pursuant to (iii) below, upon the Participant's written consent, the Trustee will pay the benefit in five substantially equal annual installments beginning as soon as administratively practicable after the first day of the sixth Plan Year following the Plan Year in which the Participant separates from service, pursuant to Section 6.05.

(iii) If the Participant's benefit is greater than $3,500, the Participant may elect to have the Trustee distribute his entire benefit in a lump sum at any time as soon as administratively feasible following his Separation from Service. Any Participant who receives a lump sum distribution in the year in which he separates from service and whose account receives an allocation of the Employer's contribution for the Plan Year in which he separates from service, shall receive an additional distribution of such additional allocation in the first plan year following his separation from service.

       The distribution options permitted under this Section 6.02 are available only if the present value of the Participant Nonforfeitable Accrued Benefit, at the time of the distribution to the Participant, exceeds $3,500. A Participant or Beneficiary may elect to receive an installment distribution in the form of a Nontransferable Annuity Contract. Under an installment distribution, the Participant or Beneficiary, at any time, may elect to accelerate the payment of all, or any portion, of the Participant's unpaid Nonforfeitable Accrued Benefit, subject to the requirements of Section 6.04.

       (A) Minimum Distribution Requirements for Participants. The Advisory Committee may not direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit, nor may the Participant elect to have the Trustee distribute his Nonforfeitable Accrued Benefit, under a method of payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code
            (S)401(a)(9) and the applicable Treasury regulations. The minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the Participant's life expectancy or, if applicable, the joint and last survivor expectancy of the Participant and his designated Beneficiary (as determined under Article VIII, subject to the requirements of the Code (S)401(a)(9) regulations). The Advisory Committee will increase the Participant's Nonforfeitable Accrued Benefit, as determined on the relevant

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                    valuation date, for contributions or forfeitures allocated after the valuation date and by December 31 of the valuation calendar year, and will decrease the valuation by distributions made after the valuation date and by December 31 of the valuation calendar year. For purposes of this valuation, the Advisory Committee will treat any portion of the minimum distribution for the first distribution calendar year made after the close of that year as a distribution occurring in that first distribution calendar year. In computing a minimum distribution, the Advisory Committee must use the unisex life expectancy multiples under Treas. Reg. (S)1.72-9. The Advisory Committee, only upon the Participant's written request, will compute the minimum distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy. However, the Advisory Committee may not redetermine the joint life and last survivor expectancy of the Participant and a nonspouse designated Beneficiary in a manner which takes into account any adjustment to a life expectancy other than the Participant's life expectancy.

                    If the Participant's spouse is not his designated Beneficiary, a method of payment to the Participant (whether by Participant election or by Advisory Committee direction) may not provide more than incidental benefits to the Beneficiary. For Plan Years beginning after December 31, 1988, the Plan must satisfy the Minimum Distribution Incidental Benefit ("MDIB") requirement in the Treasury regulations issued under Code (S)401(a)(9) for distributions made on or after the Participant's Required Beginning Date and before the Participant's death. To satisfy the MDIB requirement, the Advisory Committee will compute the minimum distribution required by this Section 6.02(A) by substituting the applicable MDIB divisor for the applicable life expectancy factor, if the MDIB divisor is a lesser number. Following the Participant's death, the Advisory Committee will compute the minimum distribution required by this Section 6.02(A) solely on the basis of the applicable life expectancy factor and will disregard the MDIB factor. For Plan Years beginning prior to January 1, 1989, the Plan satisfies the incidental benefits requirement if the distributions to the Participant satisfied the MDIB requirement or if the present value of the retirement benefits payable solely to the Participant is greater than 50% of the present value of the total benefits payable to the Participant and his Beneficiaries. The Advisory Committee must determine whether benefits to the Beneficiary are incidental as of the date the Trustee is to commence payment of the retirement benefits to the Participant, or

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                    as of any date the Trustee redetermined the payment period to the Participant.

                    The minimum distribution for the first distribution calendar year is due by the Participant's Required Beginning Date. The minimum distribution for each subsequent distribution calendar year, including the calendar year in which the Participant's Required Beginning Date occurs, is due by December 31 of that year. If the Participant receives distribution in the form of a Nontransferable Annuity Contract, the distribution satisfies this Section 6.02(A) if the contract complies with the requirements of Code
                    (S)401(a)(9) and the applicable Treasury regulations.

               (B) Minimum Distribution Requirements for Beneficiaries. The method of distribution to the Participant's Beneficiary must satisfy Code (S)401(a)(9) and the applicable Treasury regulations. If the Participant's death occurs after his Required Beginning Date or, if earlier, the date the Participant commences an irrevocable annuity pursuant to
                    Section 6.04, the method of payment to the Beneficiary must provide for completion of payment over a period which does not exceed the payment period which had commenced for the Participant. If the Participant's death occurs prior to his Required Beginning Date, and the Participant had not commenced an irrevocable annuity pursuant to Section 6.04, the method of payment to the Beneficiary, subject to Section 6.04, must provide for completion of payment to the Beneficiary over a period not exceeding: (i) 5 years after the date of the Participant's death; or (ii) if the Beneficiary is a designated Beneficiary, the designated Beneficiary's life expectancy. The Advisory Committee may not direct payment of the Participant's Nonforfeitable Accrued Benefit over a period described in clause (ii) unless the Trustee will commence payment to the designated Beneficiary no later than the December 31 following the close of the calendar year in which the Participant's death occurred or, if later, and the designated Beneficiary is the Participant's surviving spouse, December 31 of the calendar year in which the Participant would have attained age
                    70 1/2. If the Trustee will make distribution in accordance with clause (ii), the minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the designated Beneficiary's life expectancy. The Advisory Committee must use the unisex life expectancy multiples under Treas. Reg. (S)1.72-9 for purposes of applying this paragraph. The Advisory Committee, only upon the written request of the Participant or of the Participant's surviving spouse, will recalculate the life expectancy of the Participant's surviving spouse not more

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                    frequently than annually, but may not recalculate the life expectancy of a nonspouse designated Beneficiary after the Trustee commences payment to the designated Beneficiary. The Advisory Committee will apply this paragraph by treating any amount paid to the Participant's child, which becomes payable to the Participant's surviving spouse upon the child's attaining the age of majority, as paid to the Participant's surviving spouse. Upon the Beneficiary's written request, the Advisory Committee must direct the Trustee to accelerate payment of all, or any portion, of the Participant's unpaid Accrued Benefit, as soon as administratively practicable following the effective date of that request.

     12. Section 6.03(A) is deleted in its entirety and a new Section 6.03(A) is added to read as follows:

               (A) Participant Elections After Separation from Service. Distributions of Employer Securities shall be made pursuant to Sections 6.02 and 6.05 and the other applicable rules herein. In addition, the Participant may elect to have the Trustee commence distribution as of any date following his attainment of the normal retirement age of 65. The Participant may reconsider an election at any time prior to the annuity starting date and elect to commence distribution as of any other date, but not earlier than the date described in the first sentence of this Paragraph (A). Following his attainment of Normal Retirement Age, a Participant who has separated from Service may elect distribution as of any date, irrespective of the restrictions otherwise applicable under this Section 6.03(A). If the Participant is partially-vested in his Accrued Benefit, the Participant's earliest distribution date under this Paragraph (A) is the first distribution date after the Participant incurs a Forfeiture Break in Service (as defined in Section 5.08).

     13. Effective March 31, 1999, Section 6.03(B) is deleted in its entirety and a new Section 6.03(B) is added to read as follows:

               (B) Participant Elections Prior to Separation from Service. For purposes of this paragraph, the terms "direct rollover" and "eligible rollover distribution" shall have the meanings ascribed to them in Section 6.08. Any Participant who is 100% vested in his Account, until he retires, has a continuing election to direct the Trustee to pay directly to an individual retirement account specified by the Participant in a direct rollover up to 20% of his Nonforfeitable Accrued Benefit (to the extent a direction amount exceeds the amount to which a prior direction under this Section 6.03(B) applies), provided that the payment is an eligible rollover distribution and further provided, that in no

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                    event shall the Advisory Committee grant such request from a
                    Participant who has previously made a withdrawal pursuant to this Section 6.03(B) unless, subsequent to the Plan Year in which the Participant's most recent such request was made and granted, the Participant has been a Participant in the Plan for at least an additional twenty four (24) months. A Participant may make an election under this paragraph on a form prescribed by the Advisory Committee at any time during the Plan Year for which his election is to be effective. In his written election, the Participant must specify the percentage or dollar amount he wishes the Trustee to distribute. The Participant's election relates solely to the percentage or dollar amount specified in his election form and his right to elect to have directly rolled over an amount, if any, for a particular Plan Year greater than the dollar amount or percentage specified in his election form terminates on the Accounting Date. The Trustee must pay the amount specified by the Participant in a direct rollover in accordance with the Participant's election under this paragraph as soon as administratively practicable after the Participant files his written election with the Advisory Committee. The Trustee will distribute the balance of the Participant's Accrued Benefit not distributed pursuant to his election(s) under this Section 6.03(B) in accordance with the other distribution provisions of this Plan.

     The Company and the Trustee hereby agree to the provisions of this Amendment, and in witness of their Agreement, the Company and the Trustee has signified their acceptance, as of the day and year first above appearing.

                                       C.D. SMITH HEALTHCARE, INC.


                                       By:  ____________________________
                                       Title:  _________________________


                                       GEORGE K. BAUM TRUST COMPANY


                                       By:  ____________________________
                                       Title:  _________________________


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